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                                                                     Exhibit 4.1

                                                           [9/30/00 Restatement]


                              THE GLOBAL CROSSING

                     SUPPLEMENTAL RETIREMENT SAVINGS PLAN

     GLOBAL CROSSING LTD. hereby adopts, renames, restates and continues, effective January 1, 2001, the Supplemental Retirement Savings Plan of Frontier Corporation to permit eligible Employees to defer a portion of their compensation under this Plan as a supplement to contributions made to The Global Crossing Employees' Retirement Savings Plan.

                                  ARTICLE ONE


                                  Definitions
                                  -----------

1.1 "Board" means the Board of Directors of Global Crossing Ltd. or any committee of the Board of Directors authorized to act on behalf of the Board. Any such Board committee shall be composed of at least three members of the Board of Directors. As used in this Plan the term "Board-appointed committee" means any other committee appointed by the Board which need not be comprised of at least three Board members but may include or consist entirely of management personnel who are not members of the Board.

1.2  "Change in Control" means:

     (a) any Person (other than a Person holding securities representing ten percent (10%) or more of the combined voting power of the Company's outstanding securities as of July 1, 1998, the Company, any trustee or other fiduciary holding securities under any of the Company's employee benefit plans, or any company owned, directly or indirectly, by the Company's shareholders in substantially the same proportions as their ownership of the stock of the Company) becomes the Beneficial Owner (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of the securities of the Company representing thirty percent (30%) or more of the combined voting power of then outstanding securities of the Company;

     (b) during any period of twenty-four (24) months (not including any period prior to July 1, 1998), individuals who at the beginning of such period constitute the Board, and any new director (other than (i) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this definition, (ii) a director nominated by a Person (including the Company) who publicly announces an intention to take or to consider taking actions (including, but no limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control or (iii) a director nominated by any Person who is the Beneficial Owner, directly or indirectly, of the securities of the Company representing ten percent
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     (10%) or more of the combined voting power of the securities of the
     Company) whose election by the Board or nomination for election by the Company's shareholders was approved in advance by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

     (c) the consummation of any transaction or series of transactions under which the Company is merged or consolidated with any other company, other than a merger or consolidation which would result in the Company's shareholders immediately prior thereto continuing to own (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than sixty five percent (65%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation in the same proportion such shareholders held the voting securities of the Company immediately prior to the merger or consolidation; or

     (d) the Company's complete liquidation or the sale or disposition by the Company of all or substantially all of the Company's assets, other than the Company's liquidation into a wholly-owned subsidiary.

1.3 "Code" means the Internal Revenue Code of 1986, as amended, and regulations issued thereunder.

1.4 "Committee" means a Board-appointed committee delegated authority with respect to the management of the Plan or any assets set aside for the purpose of assisting any Participating Company to meet its obligations to pay Plan benefits.

1.5  "Company" means Global Crossing Ltd.

1.6 "Compensation" means compensation as defined in ERSP but without regard to the limitations prescribed in Code Section 401(a)(17).

1.7 "Effective Date" means January 1, 1988. The effective date of this restatement is January 1, 2001.

1.8 "Employee" means any individual who is one of a select group of management or highly compensated employees of a Participating Company and who is eligible to participate in ERSP but whose contributions to ERSP are limited by the Code.

1.9 "ERSP" means The Global Crossing Employees' Retirement Savings Plan as amended from time to time.

1.10 "Participating Company" means the Company and any affiliated company participating in ERSP whose employees are eligible to participate in this Plan.

1.11 "Plan" means The Global Crossing Supplemental Retirement Savings Plan as set forth herein, as amended from time to time.
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                                      -3-

1.12 "Plan Year" means the calendar year.

1.13 "Trustee" means HSBC Bank USA.


                                  ARTICLE TWO


                                Purpose of Plan
                                ---------------

2.1 The purpose of this Plan is to afford eligible Employees the opportunity to defer into this Plan the contributions that otherwise would have been permitted to be deferred into ERSP but for certain contribution or compensation limits imposed by the Internal Revenue Code.

                                 ARTICLE THREE


                                  Eligibility
                                  -----------

3.1 Every Employee eligible to participate in ERSP shall be entitled to participate in this Plan provided that (a) such Employee's contributions to ERSP have been capped by one or more of the Code's contribution or compensation limits, (b) such Employee belongs to a select group of management or highly-compensated employees as provided for in Title I of ERISA, and (c) such Employee is a "highly compensated employee" as this term is defined from time to time under Code Section 414(q).

                                 ARTICLE FOUR


                                 Contributions
                                 -------------

4.1  Employee Contributions.  An eligible Employee may contribute to this Plan
     ----------------------
     in a Plan Year any amount up to the maximum percentage of his or her Compensation permitted under ERSP for the Year without taking into account ERSP's compensation or dollar contribution limits imposed by Code Sections 401(a)(17) or 415, reduced by the Employee's maximum permissible salary reduction contributions to ERSP for the Plan Year. All Employee contributions shall be made by salary reduction as determined under Section 4.3.

4.2  Participating Company Contributions.  On and after January 1, 2001, no
     -----------------------------------
     Participating Company contributions shall be made to this Plan although the Plan shall continue to hold such contributions as were made prior to this date.

4.3  Deferral Election for Employee Contributions.  An eligible Employee may
     --------------------------------------------
     defer Compensation under this Plan only by making a written election with his or her Participating Company before the beginning of the calendar year for which the deferrals will be effective. Such written election shall include (a) the amount to be deferred; (b) the time as of which the deferral is to commence; and (c) the form that benefit
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                                      -4-


     payments from the Plan will take. The terms of this election shall be irrevocable except that a new election form may be filed with respect to future deferrals under such terms as the eligible Employee may elect and except that the form of benefit payments may be changed consistent with
     Section 6.1.

                                 ARTICLE FIVE


                          Investment of Contributions
                          ---------------------------

5.1  Investment of Deferred Amounts.  The Participating Company of an eligible
     ------------------------------
     Employee shall have the ultimate obligation to pay out all deferred amounts plus the earnings thereon in accordance with the terms of this Plan. In order to meet its obligations under this Plan, the Company may appoint a Trustee and direct such Trustee to establish individual investment accounts for each eligible Employee. The Trustee shall be empowered to invest such accounts and any earnings thereon in such investments (not to include securities of the Trustee) as may be designated by the Committee. In the event a Trustee is appointed to invest eligible Employee accounts, the Committee shall be responsible for directing how the accounts are to be invested, taking into account Employee preferences. If no Trustee is appointed, the Committee shall establish bookkeeping accounts and credit earnings to such accounts in accordance with such investment benchmarks as may be established from time to time.

5.2  Rollover of Other Deferred Compensation Accounts.  The Committee in its
     ------------------------------------------------
     sole discretion may direct the transfer of amounts deferred by an eligible Employee under another unfunded deferred compensation plan of a Participating Company to the eligible Employee's account under this Plan. Such transfer shall be made for the purpose of commonly investing the deferred amounts under a single trust agreement. Any such transfer of assets shall be permitted only to the extent that the assets are of a type in which the Trustee can invest under this Plan. No transfer of assets shall change the terms of any deferred compensation election made by the eligible Employee with respect to such transferred assets. However, to the extent consistent with any election on the other unfunded deferred compensation arrangement's election form, the terms of this Plan and its associated trust agreement shall govern such transferred amounts.

5.3  Limitations on Assignment of Benefits.  The Company's purpose in creating
     -------------------------------------
     separate participant accounts is to provide comfort to eligible Employees that the deferred amounts will be available to pay benefits when due. However, each eligible Employee's account under the trust shall be subject to the claims of his or her Participating Company's creditors in the event of the Participating Company's insolvency or bankruptcy as provided in the trust agreement. Notwithstanding the foregoing, the benefits payable under this Plan shall not revert to a Participating Company or be subject to the Participating Company's creditors prior to insolvency or bankruptcy, nor shall they be subject in any way to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind by the eligible Employee, his or her beneficiary or the creditors of either, including any such liability as may arise from the eligible Employee's bankruptcy.
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                                      -5-

5.4  Unfunded Nature of Plan.  Notwithstanding any investment arrangements that
     -----------------------
     may be established, it is intended that this Plan shall be treated as an unfunded plan of deferred compensation as this term is used in Title I of ERISA and it shall be administered accordingly.

                                  ARTICLE SIX


                                   Benefits
                                   --------

6.1  Timing and Form of Benefit Payments.  The amounts accumulated in an
     -----------------------------------
     eligible Employee's account shall be paid in full or payment shall commence within 30 days of termination of employment. Account balances may be made in cash or in property in either a lump sum or in monthly installment payments of substantially equal amounts for a specified number of years not in excess of twenty. The election of the form of payment shall be made initially at the time of the deferral election as specified in Section 4.3. The form of payment may be changed by an Employee's written election to the Committee at any time up to 24 months prior to termination of employment. Any change made within 24 months of an Employee's termination date shall be disregarded by the Committee.

6.2  Death Benefits.  In the event of an eligible Employee's death, his or her
     --------------
     account balance shall be payable to his or her designated beneficiary which may be a natural person, a trust or an estate. An eligible Employee shall designate his or her beneficiary in writing on a form acceptable to the Committee. The eligible Employee may specify the form of payment to be made to the designated beneficiary. If no election is made, the payment shall be made in a lump sum amount. If the Employee makes the designation, the form of payment may be any form that would have been available to the eligible Employee under Section 6.1 had the eligible Employee lived and been eligible to receive benefits. The filing of any beneficiary designation form shall have the effect of automatically revoking any beneficiary designation form filed previously. The consent of a previously-designated beneficiary shall not be a prerequisite for an eligible Employee to file a new beneficiary designation form.

     All death benefits shall commence or be made in full as soon as administratively practicable following the date of the eligible Employee's death. If a beneficiary is not validly designated, or is not living or cannot be found at the date of payment, any amount payable pursuant to this Plan shall be paid to the spouse of the eligible Employee if living at the time of payment, otherwise in equal shares to such children of the eligible Employee as may be living at the time of payment; provided, however, that if there is no surviving spouse or child at the time of payment, such payment shall be made to the estate of the eligible Employee. All payments made under the preceding sentence shall be made in a lump sum amount.

6.3  Hardship Withdrawals.  Notwithstanding the payment terms set forth in an
     --------------------
     eligible Employee's deferral election, benefits may be paid earlier in the case of an unforeseeable emergency. For this purpose, an unforeseeable emergency means an unanticipated financial emergency that is caused by an event beyond the control of the eligible
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                                      -6-

     Employee or the Employee's beneficiary and that would result in severe financial hardship to the affected individual if early withdrawal were not permitted. The amount that may be paid under this section is limited to the amount necessary to meet the financial emergency.

6.4  Source of Benefit Payments.  Subject to the claims of a Participating
     --------------------------
     Company's creditors, the Trustee shall pay benefits in accordance with the Committee's directions. If the Trustee holds insufficient funds to pay the deferred amounts, adjusted for the earnings (and losses) on them, each Participating Company shall have the obligation to pay such amounts to its eligible Employees. Such payments shall be made from the general assets of the Participating Company.

6.5  Treatment of Certain Transferred Participants.  Notwithstanding any other
     ---------------------------------------------
     provision of this Plan to the contrary, the Company's sale of any trade or business to Citizens Communications Company shall not be deemed to create a termination of employment from the Company with respect to any Participant who becomes employed by Citizens Communications Company or an affiliate thereof in accordance with the 2000 sale agreement between the Company and Citizens Communications Company. No further contributions shall be made to the Plan on behalf of such Participant after the transfer of employment but such Participant shall otherwise participate in the Plan in accordance with its terms. The Participant shall be entitled to receive his benefit from this Plan on the last to occur of his termination of employment from Citizens Communications Company, an affiliate or a successor of either. No such termination shall be considered as occurring without proof of such event as is acceptable to the Committee.

                                 ARTICLE SEVEN


                         Administration and Procedures
                         -----------------------------

7.1  Plan Administration.  The Board, Trustee, and the committees established to
     -------------------
     administer the Plan possess certain specified powers, duties, responsibilities and obligations under the Plan and Trust. It is intended under this Plan that each be solely responsible for the proper exercise of its own functions and that each shall not be responsible for any act or failure to act of another.

7.2  Establishment of Accounts.  The Committee shall establish and maintain
     -------------------------
     individual accounts for each eligible Employee, which accounts shall record all activities with respect to the accounts, including contributions, adjustments for earnings (and losses), and withdrawals. The Committee shall determine the benefits due each Employee from this Plan and shall direct them to be paid by a Participating Company or the Trustee accordingly.

7.3  Decisions of Committee.  The decisions made by, and the actions taken by,
     ----------------------
     the Committee in the administration of this Plan shall be final and conclusive on all persons. Except for their willful misfeasance, bad faith, gross negligence or reckless disregard of
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                                      -7-

     their duties, the members of the Committee shall not be subject to individual liability with respect to this Plan.

7.4  Committee Communications.  The Committee shall inform each Employee of any
     ------------------------
     deferral, investment and beneficiary elections the Employee may possess and shall record such choices along with such other information as may be necessary to administer the Plan.

                                 ARTICLE EIGHT


                           Amendment and Termination
                           -------------------------

8.1  Company's Authority.  While it intends to maintain this Plan in conjunction
     -------------------
     with ERSP for as long as necessary to achieve its purposes, the Company reserves the right to amend or to terminate the Plan at any time for whatever reason it may deem appropriate prior to a Change in Control. Upon a Change in Control, this Plan may not be amended or terminated to the extent that any such amendment or termination would reduce the amount payable to a Participant hereunder or otherwise prejudice a Participant's rights or benefits under the Plan. No Plan amendment shall accelerate the payment of amounts previously deferred or provide for additional benefits other than in anticipation of a Change in Control.

8.2  Participating Company Obligations for Benefits.  Notwithstanding the
     ----------------------------------------------
     preceding Section, the Participating Companies hereby make a contractual commitment to pay to their respective Employees the benefits accrued under this Plan to the extent they are financially capable of meeting such obligations.

                                 ARTICLE NINE


                                 Miscellaneous
                                 -------------

9.1  Relationship to Employment.  Nothing contained in this Plan shall be
     --------------------------
     construed as a contract of employment between a Participating Company and an Employee, or as a right of any Employee to be continued in the employment of a Participating Company, or as a limitation on the right of a Participating Company to discharge any of its Employees, with or without cause.

9.2  Coordination with ERSP.  If questions concerning the interpretation or
     ----------------------
     administration of this Plan arise that are not governed by the terms set forth in this document, or that are governed by this Plan but are ambiguous, the terms of ERSP will govern to the extent they are consistent with the terms and purposes of this Plan.

9.3  Governing Law.  This Plan shall be interpreted and enforced in accordance
     -------------
     with the laws of the State of New York.
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                                      -8-

     IN WITNESS WHEREOF, the Company has caused this Plan document to be executed by its duly authorized officer this 5th day of December, 2000.


                                    GLOBAL CROSSING LTD.

                                    By: /s/ John L. Comparin
                                        ---------------------------------------

                                    Title: Senior Vice President-Human Resources
                                           -------------------------------------